CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (the "Agreement") is made and entered into as of December 3, 2004, by and between GPS Industries, Inc., a Nevada corporation ("Borrower"), and Great White Shark Enterprises, Inc. and/or its assignee ("the Lender"), with reference to the following:

                                   WITNESSETH:

         WHEREAS, the Lender desires to make a Term Loan to Borrower, and Borrower desires to borrow from the Lender the amount of such Term Loan, subject to and in accordance with the terms and conditions set forth herein, and in the Note and the Security Agreement; and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the delivery, receipt, and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Business Day" means a day (a) other than Saturday or Sunday, and (b) on which commercial banks are open for business in New York, New York, and Los Angeles, California.

         "Closing Date" means the date each of the conditions precedent set forth in Section 5 hereof is fully satisfied.

         "Collateral" means subject to Section 10, a first recorded priority security interest in (a) all of the shares of the capital stock of Optimal Golf Solutions, Inc. ("Optimal") acquired by the Borrower pursuant to the Stock Purchase Agreement dated as of November 19, 2004 between the Borrower and the former shareholders of Optimal (the "Shareholders') and (b) all rights of Borrower to the "Pinranger" patents listed on Schedule A (the "Pinranger Patents") acquired by the Borrower pursuant to an Agreement dated July 2, 2004 between the Borrower and Pinranger (Australia) Pty. Ltd. And PagiSat, LLC..

         "Common Stock" means the Common Stock of the Borrower.

         "Event of Default" has the meaning set forth in Section 8.

         "Interest Rate" has the meaning set forth in Section 2(b).

         "License Payments" has the meaning set forth in Section 2(c).

         "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).

         "Material Adverse Effect" shall have the meaning assigned to such term in Section 3(a).

         "Maturity Date" means November 15, 2011.

         "Merchandising Agreement" has the meaning set forth in Section 11(j).

         "Note" has the meaning set forth in Section 2(e).

         "Optimal Patents" means the patents listed on Schedule B and all amendments, modifications or extensions to these patents thereof.

         "Pinranger Patents" means the patents listed on Schedule A and all amendments, modifications or extensions to these patents thereof.

         "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or any other juridical entity.

         "Secured Obligations" has the meaning assigned to such term in the Security Agreement.

         "Security Agreement" means that Security Agreement by and between Borrower and Lender, for the benefit of the Lender, in the form of Exhibit B attached hereto.

         "Shares" has the meaning set forth in Section 6(e).

         "Subsidiaries" means, with respect to any specified Person, any other Person (1) whose board of directors or similar governing body, or a majority thereof, may presently by directly or indirectly elected or appointed by such specified Person, (2) whose management decisions and corporate actions are directly or indirectly subject to the present control of such specified Person, or (3) whose voting securities are more than 50% owned, directly or indirectly, by such specified Person.

         "Term Loan" has the meaning set forth in Section 2(a).

         "Warrant" has the meaning set forth in Section 6(d).

         "Warrant Shares" means the shares of Borrower's Common Stock issuable pursuant to the exercise of the Warrant.


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

2. Amount and Terms of the Term Loan.

                  (a) Term Loan Advance. Subject to the terms and conditions of this Agreement, the Lender hereby agrees to make a loan to Borrower (the "Term Loan") in the amount of Three Million Dollars (US$3,000,000), which amount may be repaid at any time prior to the Maturity Date without premium or penalty, but may not be reborrowed once repaid. Loan payments shall be first applied against accrued interest and then to the principal balance. The Term Loan shall be made as follows: (a) $1,000,000 on November 21, 2004 receipt of which is hereby acknowledged; and (b) $2,000,000 on December 3, 2004 less any outstanding amount owed to Lender as of December 31, 2004

                  (b) Interest Rate and Interest Payments. Borrower shall pay simple interest on the unpaid principal amount of the Term Loan from the date of the applicable advance, at a rate equal to ten percent (10%) per annum (the "Interest Rate"). Interest on the outstanding principal amount of the Term Loan shall accrue and be paid monthly in cash or shares of Common Stock at Lender option. Should Lender choose to receive shares, the interest rate will be adjusted to 15% for the period selected and the shares priced at a 15% discount to market, using the average of the daily close for the three trading days prior to the end of the monthly period for which interest is due. Interest shall be calculated on the basis of a monthly opening and closing balance divided by two in order to arrive at the amount of interest to be charged for each month, with interest to be paid by the fifteenth (15th) day of the subsequent month. During 2004, interest will be prorata from November 19, 2004 to December 31, 2004. Notwithstanding anything herein to the contrary, Borrower shall pay Lender a minimum of $300,000 in total interest (the "Minimum Interest Amount") irrespective of when the full amount of the Term Loan and interest are repaid.

                  (c) Participation in Royalty Stream. Commencing December 4, 2004, Lender shall receive all payments ("License Payments") under all license agreements between Optimal as licensor and any licensee now existing or hereinafter entered into with respect to the patents listed on Schedule B (the "Optimal Patents"). All payments shall be made to Optimal Golf Solutions, C/O Great White Shark Enterprises or such other account as nominated by the Lender. The License Payments received by Lender shall be first applied against accrued interest and then to the principal balance. Once the Term Loan is paid in full, for a period of two years from such date, Lender will receive 20% of License Payments and thereafter 40% of License Payments for the remaining life of the Patents. The amounts received in connection with the enforcement of the Optimal Patents shall also be paid to Lender in accordance with the above-mentioned formula. All legal costs associated with securing License Payments and the enforcement of the Optimal Patents will be borne by the Borrower. To the extent that, during any calendar year commencing January 1, 2005, the total annual License Payments hereunder do not result in $500,000 to Lender (the "Minimum License Payment"), then, upon notice to Borrower, the shortfall will be paid to Lender in equal monthly payments over the next calendar year, above and beyond the following year's Minimum License Payment. Additionally, any payments received from License Payments or infringement payments from the Pinranger


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

Patents  will  be  paid  by the  Borrower  on a  country-by-country  basis.  The
Borrower's legal expense will be reimbursed from the first proceeds on a country-by-country basis after which any awards or licensing fees will be split on a 50/50 basis between the Borrower and Lender, of which Lender's share will be applied to the repayment of the Term Loan. After the Term Loan has been paid in full, including all accrued interest, the Borrower shall have no further obligation to the Lender regarding the Pinranger Patents, and furthermore, the Lender will assign ownership of the Pinranger patents to the Borrower.

                  (d) Maturity Date. Any balance of the Term Loan and interest outstanding (including the remaining balance of the Minimum Interest Amount), if any, as of November 15, 2011 will be repaid by Borrower in cash immediately.

                  (e) Promissory Note. The Term Loan shall be evidenced by a promissory note (the "Note") in the form of Exhibit "A" attached hereto, duly executed and delivered to Lender by Borrower.

                  (f) Limitation on Interest Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected by the Lender or any holder of the Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has charged or received interest hereunder or under the Note in excess of the highest applicable rate, the rate in effect hereunder and under the Note shall automatically be reduced to the maximum rate permitted by applicable law and the Lender shall apply all interest paid in excess of the maximum lawful rate to the principal balance of the amounts outstanding hereunder and under the Note. It is the intent of the parties hereto that Borrower not pay or contract to pay, and that the Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower to Agent and the Lender under applicable law.

         3. Representations and Warranties of Borrower. In order to induce the Lender to enter into this Agreement and to make the Term Loan contemplated hereunder, Borrower hereby represents and warrants to the Lender as follows:

                  (a) Legal Status. Borrower is a corporation, validly existing in good standing under the laws of its state of its incorporation. The Borrower has all requisite power and authority to own, lease and operate its respective properties and assets and to carry on its business as presently conducted and as presently proposed to be conducted. The Borrower is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), operations, businesses, assets, liabilities,  earnings  or  prospects  of  the  Borrower  (a  "Material  Adverse
Effect").

                  (b) Authorization and Validity. This Agreement, the Security Agreement, the Warrant and the Note have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof and thereof will


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

constitute legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

                  (c) No Conflict. The execution, delivery, and performance by Borrower of this Agreement, the Security Agreement, the Warrant and the Note do not and will not conflict with the terms of the Articles of Incorporation or bylaws of Borrower, violate any provision of any judgment, decree or order of any court or governmental authority by which Borrower is bound, or any provision of any law or regulation applicable to Borrower, or result in a breach of or constitute a default under any contract, obligation, indenture, or other instrument to which Borrower is a party or by which Borrower may be bound.

                  (d) No Consents. The execution, delivery, and performance by Borrower of this Agreement, the Security Agreement, the Warrant and the Note do not and will not require any authorization, approval, or other action by, or notice to or filing with, any governmental authority, regulatory body, or any other person or entity.

                  (e) Pinranger Patents. The Borrower is the beneficial owner of the Pinranger Patents free and clear of any Liens.

                  (f) Borrower will indemnify Lender for any legal action and loss of income as a result of any action taken by PPL against Optimal/Houston in relation to PPL's dealings with Optimal/Houston PPL to acquire the Optimal Patents.

         4. Representations and Warranties of Lender.

         Lender hereby represents and warrants to Borrower:

                  (a) Investment Purposes; Compliance with Securities Act. Lender is acquiring the Note, the Warrant and the Shares for Lender's own account, for investment only and not with a view towards, or in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the Securities Act of 1933, as amended (the "Securities Act").

                  (b) Accredited Lender Status. Lender is an "accredited Lender" as that term is defined in Rule 501 (a) of Regulation D. Lender is a sophisticated Lender and has such knowledge and experience in financial and business matters that the Lender is capable of evaluating the merits and risks of an investment made pursuant to this Agreement.

                  (c) Reliance on Exemptions. Lender understands the Note, the Warrant and the Shares are being offered and sold to in reliance on specific exemptions from the registration requirements of the applicable United States federal and state securities laws and that Borrower is relying upon the truth and accuracy of, and Lender's compliance with, the representations, warranties, acknowledgments, understandings, agreements and covenants of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire the Note, the Warrant and the Shares.


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

                  (d) Information. Lender and the advisors of the Lender, if any, have been furnished with all material information relating to the business, finances and operations of Borrower and material information relating to the offer and sale of the Warrant and the Shares that have been requested by the Lender. Lender and Lender's advisors, if any, have been afforded the opportunity to ask all such questions of Borrower as they have in their discretion deemed advisable. Lender understands that Lender's investment in the Warrant and the Shares involves a high degree of risk. Lender has sought such accounting, legal and tax advice as it has considered necessary to an informed investment decision with respect to the investment made pursuant to this Agreement.

                  (e)  Transfer  or Resale.  Lender  understands  that:  (i) the
Warrant and the Shares have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless either (a) subsequently registered thereunder or (b) Lender shall have delivered to the Company an opinion by counsel reasonably satisfactory to the Company, in form, scope and substance reasonably satisfactory to the Company, to the effect that the Shares and/or the Warrant, as the case may be, to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, and (ii) except as expressly provided herein, neither the Company nor any other person is under any obligation to register such Shares, the Warrant Shares and/or the Warrant under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  (f) Legends. The Warrant, the Shares and the Warrant Shares shall bear the following legend:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, IF APPLICABLE, STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GPS INDUSTRIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (g) Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered by Lender and is a valid and binding agreement of Lender enforceable in accordance with its terms.

         5. Covenants. Borrower hereby covenants and agrees as follows:

                  (a)  Punctual  Payments.   Punctually  pay  the  interest  and
principal with respect to the Term Loan as provided herein and in the Note.

                  (b) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and comply with the provisions of all documents pursuant to which it is organized and/or which govern its continued existence; maintain all licenses, permits, governmental approvals, rights, privileges, and franchises necessary for the conduct of its business; and conduct its business in an orderly and regular manner and in accordance with all laws, rules, regulations, and orders of any governmental authority having jurisdiction over it or its business.

                  (c) Books and Records. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Agent or the Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect its assets and properties.

                  (d) Indemnification. Borrower shall defend/pursue all actions with respect to the Optimal Patent and the Pinranger Patent and pay for all legal costs with respect thereto, and shall hold hereafter harmless from all claims with respect thereto.

                  (e) Pinranger Patents. Borrower shall use its best efforts to have record ownership of the Pinranger Patents transferred to Borrower as soon as practicable.

                  (f) Optimal License. Notwithstanding anything herein or in the Security Agreement to the contrary, Borrower shall have the right to obtain from Optimal a fully paid license in the Optimal Patents. Furthermore, the parties agree to discuss in good faith License Payment(s) to Lender for any business which Borrower may contract to which were either an infringer or had previously paid license fees on the Optimal Patent.

         6. Conditions Precedent to Term Loan. The obligation of the Lender to make the Term Loan shall be subject to the condition precedent that Lender shall have received each of the following, each in form and substance satisfactory to
Lender:

                  (a) This Agreement, duly executed by all of the parties hereto;

                  (b) The Note, duly executed by Borrower;

                  (c) The Security Agreement, duly executed by Borrower; and

                  (d) A Warrant to purchase 2,000,000 shares of Common Stock of Borrower in the form of Exhibit C.

                  (e) 3,000,000 Class A restricted Common Shares traded on a United States stock exchange (the "Shares") of the Common Stock of Borrower

                  (f) Such additional supporting documents as Agent or its counsel, or any Lender or its counsel, may reasonably request.

         7. Survival of Representations and Warranties. Borrower covenants, warrants and represents to Agent and the Lender that all representations and warranties of Borrower contained in this Agreement, the Security Agreement, or the Note shall be true at the time of Borrower's execution of this Agreement, the Security Agreement and the Note, and shall survive the execution, delivery and acceptance thereof by Agent and the parties thereto and the closing of the transactions described therein or related thereto.

         8. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" and shall, at the option of the Lender, require immediate payment in full of all sums then remaining unpaid hereunder and under the:

                  (a) Failure to Pay the Note. The failure of Borrower to pay any principal, interest or other amount due under the Note when due and payable.

                  (b) Breach of Covenant, Representation or Warranty. The failure of Borrower to perform or observe any covenant, condition or agreement contained in this Agreement or the Security Agreement (other than the payment obligations, the breach of which shall be governed by subsection (a) above) where such failure is not cured within thirty (30) Business Days, or any representation or warranty made or deemed made by any of them under or in connection with this Agreement or the Security Agreement, shall prove to have been false or misleading in any material respect when made.

                  (c) Insolvency. Borrower shall become insolvent; admit in writing its inability to pay its debts as they mature; make an assignment for the benefit of creditors; or if bankruptcy proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against it and, if instituted against it, the same is not dismissed within sixty (60) days of the filing thereof.

                  (d) Dissolution. Any order, judgment, or decree shall be entered against Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or Borrower shall otherwise dissolve or cease to exist.

         9. Remedies. If an Event of Default shall occur, (a) all amounts outstanding hereunder or under the Note, notwithstanding any term of this Agreement, the Security Agreement, or the Note to the contrary, shall at Lender's option and without notice to Borrower become immediately due and payable, without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower, and (b) Lender shall have all rights, powers and remedies available hereunder, under the Security Agreement, or accorded by law, including without limitation the right to resort to any or all security for the Secured Obligations and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender in connection with this Agreement, the Security Agreement, and the Note may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.


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

         10. Security. As security for the obligations of Borrower hereunder and under the Note, Borrower shall grant to Lender, on behalf of and for the benefit of the Lender, a security interest in the Collateral pursuant to the Security Agreement. Lender shall obtain a second security interest in the Optimal Patents. If Borrower shall become in default with the first security interest in the Optimal patents, Lender shall have the right to cure the default within thirty (30) days. This cure of the default will enable Lender to possess the first security interest to the extent of the cured default.

         11.  Miscellaneous.

                  (a) Failure or Indulgence Not Waiver. No failure or delay on the part of Agent, Lender, or any holder of a Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege.

                  (b) Modification. No modification, amendment or waiver of any provision of this Agreement, the Security Agreement, or the Note, nor the consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall have been approved by Agent and the Lender and shall be in writing signed by Agent and the Lender and, with respect to any amendment, Borrower. Such waiver or consent shall then be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

                  (c) Notices. Except as otherwise expressly provided herein, any notice herein required or permitted to be given shall be in writing and shall be deemed effective when personally delivered, mailed, telecopied (with a confirming copy sent by mail) or delivered by telex to the appropriate party at the address set forth below (or at such other address as may be designated by either party in a written notice sent in accordance with this Section):

                 If to Borrower:   GPS Industries, Inc.
                                   Suite 214
                                   5500 152nd Street
                                   Surrey, British Columbia
                                   DCA  V35 S59
                                   Telecopier: (604) 576-7460
                                   Attn: Chief Executive Officer

                 with a copy to:   Loeb & Loeb LLP
                                   10100 Santa Monica Boulevard, Suite 220
                                   Los Angeles, California 90067
                                   Telecopier (310) 282-2200
                                   Attn: David L. Ficksman, Esq.


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

                 if to Lender:     Great White Shark Enterprises, Inc.
                                   501 North AIA
                                   Jupiter, Florida 33477
                                   Telecopier: 561-743-8831
                                   Attn: Jack Schneider

                  (d) Severability. In case any provision in this Agreement, the Security Agreement, or the Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of such contract and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (e) Applicable Law. This Agreement, the Security Agreement, and the Note, and the rights and obligations of the parties thereto, shall be governed by the laws of the State of California, exclusive of its conflicts of laws and choice of laws rules that would or may cause the application of the laws of any jurisdiction other than the State of California.

                  (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (g) Section Headings. The various headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretations of this Agreement or any provision hereof.

                  (h) Attorneys' Fees. In the event any party institutes any action or proceeding to enforce the terms and conditions of this Agreement, the Security Agreement, or the Note, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

                  (i) Integration. This Agreement, the Security Agreement and the Note reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, whether before or after the date hereof.

                  (j) Greg Norman. Greg Norman shall resign from the Board of Directors of Borrower effective December 31, 2004, and be replaced with Bart Collins, Jack Schneider or other nominee of Borrower. Greg Norman shall sit on the Advisory Board. The Merchandising Agreement between Borrower and Greg Norman April 2003 (the "Merchandising Agreement") pertaining to services to be rendered by Lender to Borrower shall remain in place except that Mr. Norman will no longer sit on the Board of Directors. On a go forward basis, it is expressly understood that Borrower shall pay all amounts due under the Merchandising Agreement on a timely basis.

                           [signature page to follow]


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




         IN WITNESS WHEREOF, the parties hereto do execute this Agreement as of the date first above written.

                           "BORROWER"

                           GPS INDUSTRIES, INC., a Nevada corporation

                           By:  (s) Robert C. Silzer, Sr.
                                ----------------------------------------
                           Name: Robert C. Silzer, Sr.
                           Title:  President and CEO
                                 ---------------------------------------



                           "THE LENDER"

                           GREAT WHITE SHARK ENTERPRISES, INC.

                           By:  (s) Greg Norman
                              ------------------------------------------
                           Name: Greg Norman
                           Title: Chief Executive Officer
                                  --------------------------------------

                                    EXHIBITS


Exhibit "A"  - Term Note

Exhibit "B" - Security Agreement

Exhibit "C" - Warrant Agreement

                                   SCHEDULE A


JURISDICTION                    PATENT NUMBER                    STATUS
-------------                   --------------                   ------

Australia                       667205                           ISSUED

Japan                           3349510                          ISSUED

EUROPE:                         EP617794                         ISSUED
     Austria                    EP617794                         ISSUED
     Eire                       EP617794                         ISSUED
     France                     EP617794                         ISSUED
     Great Britain              EP617794                         ISSUED
     Italy                      EP617794                         ISSUED
     Netherlands                EP617794                         ISSUED
     Portugal                   EP617794                         ISSUED
     Swedan                     EP617794                         ISSUED
     Switzerland                EP617794                         ISSUED
     Germany                    69228703.5                       ISSUED
     Spain                      ES2132211                        ISSUED

                                   SCHEDULE B

                                     Patents

o U.S. Patent No. 5,364,093, issued November 15, 1994, for "Golf Distance Measuring System and Method."

o U.S. Patent No. 5,751,244 assigned to GPSI and entitled "Method and Apparatus for Calibration of a GPS Receiver."

o Canadian Patent Application No. 2,134,737 entitled "Method and Apparatus for Message Display on a Golf Course."

o U.S. Patent Application No. 08/926,293 entitled Method Apparatus for Message Display on a golf course related to advertising.

o U.S. Patent Application No. 10/341,636 entitled Golf Distance Measuring System and Method.

o     Abandoned U.S Patent Application No. 08/327,940 filed on 10-24-1994

o     U.S. Patent No. 08/334,733 filed on 11-04-1994

o     Abandoned U.S Patent Application No. 08/366,994 filed on 12-30-1994

o     U.S. Patent No. 08/486,706 filed on 6-07-1995

o     Abandoned U.S Patent Application No. 08/759,081 filed on 11-27-1996

o     Pending U.S Patent Application No. 09/454.813 filed on 12-3-1999

o     Abandoned U.S Patent Application No. 09/859,294 filed on 5-16-2001

o     Pending U.S Patent Application No. 10/823.806 filed on 4-13-2004


                                       1